Exhibit 99.1
Zoom Video Communications Reports Fourth Quarter and Fiscal Year 2020 Financial Results
•Fourth quarter total revenue of $188.3 million, up 78% year-over-year; full fiscal year total revenue of $622.7 million, up 88% year-over-year
•Fourth quarter GAAP income from operations of $10.6 million, up 92% year-over-year; full fiscal year GAAP income from operations of $12.7 million, up 106% year-over-year
•Fourth quarter non-GAAP income from operations of $38.4 million, up 292% year-over-year; full fiscal year non-GAAP income from operations of $88.7 million, up 487% year-over-year
•Fourth quarter operating cash flow of $36.6 million, up 129% year-over-year; full fiscal year operating cash flow of $151.9 million, up 196% year-over-year
San Jose, California – March 4, 2020 – Zoom Video Communications, Inc. (NASDAQ: ZM), a provider of video-first unified communications, today announced financial results for the quarter ended January 31, 2020.

“We strive to empower our customers to accomplish more with our video-first unified communications platform. This is evidenced by our strong performance in the fourth quarter as we delivered a unique combination of high total revenue growth of 78% at a scale of $188 million, GAAP income from operations of $11 million, non-GAAP income from operations of $38 million, and operating cash flow of $37 million. Our execution also drove 61% growth in the number of customers with more than 10 employees and 86% growth in the number of customers contributing more than $100K of TTM revenue,” said Eric S. Yuan, Founder and Chief Executive Officer of Zoom.
Fourth Quarter Fiscal Year 2020 Financial Highlights:
•Revenue: Total revenue for the quarter was $188.3 million, up 78% year-over-year.
•Income from Operations and Operating Margin: GAAP income from operations for the quarter was $10.6 million, compared to GAAP income from operations of $5.5 million in the fourth quarter of fiscal year 2019. After adjusting for stock-based compensation expense and related payroll taxes, non-GAAP income from operations for the fourth quarter was $38.4 million, up from $9.8 million in the fourth quarter of fiscal year 2019. For the fourth quarter, GAAP operating margin was 5.6% and non-GAAP operating margin was 20.4%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the quarter was $15.3 million, or $0.05 per share, compared to GAAP net income attributable to common stockholders of $1.2 million, or $0.01 per share in the fourth quarter of fiscal year 2019.
Non-GAAP net income for the quarter was $43.2 million, after adjusting for stock-based compensation expense and related payroll taxes and undistributed earnings attributable to participating securities, and non-GAAP net income per share was $0.15. In the fourth quarter of fiscal year 2019, non-GAAP net income was $10.0 million, or $0.04 per share. The non-GAAP weighted average share count has been adjusted to reflect the shares of Class A common stock issued in connection with the Initial Public Offering (“IPO”), including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
•Cash: Total cash, cash equivalents, and marketable securities as of January 31, 2020 was $855.2 million.
•Cash Flow: Net cash provided by operating activities was $36.6 million for the quarter, compared to $16.0 million in the fourth quarter of fiscal year 2019. Free cash flow was $26.6 million for the quarter, compared to $5.7 million in the fourth quarter of fiscal year 2019.
Full Fiscal Year 2020 Financial Highlights:
•Revenue: Total revenue for the fiscal year was $622.7 million, up 88% year-over-year.
•Income from Operations and Operating Margin: GAAP income from operations for the fiscal year was $12.7 million, compared to GAAP income from operations of $6.2 million for fiscal year 2019. After adjusting for stock-based compensation expense and related payroll taxes, non-GAAP income from operations for the fiscal year was $88.7 million, up from $15.1 million for fiscal year 2019. For the fiscal year, GAAP operating margin was 2.0% and non-GAAP operating margin was 14.2%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the fiscal year was $21.7 million, or $0.09 per share, compared to GAAP net income attributable to common stockholders of $0.0 million, or $0.00 per share for fiscal year 2019.
Non-GAAP net income for the fiscal year was $101.3 million, after adjusting for stock-based compensation expense and related payroll taxes and undistributed earnings attributable to participating securities, and non-GAAP net income per share was $0.35. In fiscal year 2019, non-GAAP net income was $16.5 million, or $0.06 per share. The non-GAAP weighted average share count has been adjusted to reflect the shares of Class A common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
•Cash Flow: Net cash provided by operating activities was $151.9 million for the fiscal year, compared to $51.3 million for fiscal year 2019. Free cash flow was $113.8 million for the fiscal year, compared to $22.9 million for fiscal year 2019.

Customer Metrics: Drivers of total revenue include acquiring new customers and expanding across existing customers. At the end of the fourth quarter of fiscal year 2020, Zoom had:
•Approximately 81,900 customers with more than 10 employees, up approximately 61% from the same quarter last fiscal year.
•641 customers contributing more than $100,000 in trailing 12 months (“TTM”) revenue, up approximately 86% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 7th consecutive quarter.
Financial Outlook: Zoom is providing the following guidance for its first quarter of fiscal year 2021 and its full fiscal year 2021.
•First Quarter Fiscal Year 2021: Total revenue is expected to be between $199.0 million and $201.0 million and non-GAAP income from operations is expected to be between $25.0 million and $27.0 million. Q1 non-GAAP diluted EPS is expected to be approximately $0.10 with approximately 297 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2021: Total revenue is expected to be between $905.0 million and $915.0 million and non-GAAP income from operations is expected to be between $110.0 million and $120.0 million. Full fiscal year non-GAAP diluted EPS is expected to be between $0.42 and $0.45 with approximately 301 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, are included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on March 4, 2020 at 2:30p.m. Pacific Time / 5:30 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom Video Communications, Inc. (NASDAQ: ZM) brings teams together to get more done in a frictionless video environment. Our easy, reliable, and innovative video-first unified communications platform provides video meetings, voice, webinars, and chat across desktops, phones, mobile devices, and conference room systems. Zoom helps enterprises create elevated experiences with leading business app integrations and developer tools to create customized workflows. Founded in 2011, Zoom is headquartered in San Jose, California with offices around the world. Visit zoom.com.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our financial outlook, our plans and objectives for future operations, growth, initiatives, or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers and hosts, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2019. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom then calculates the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Farshad Hashmatulla
Communications and PR
Zoom Video Communications
press@zoom.us
Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
408.675.6738
investors@zoom.us

Zoom Video Communications, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands)

	As of January 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$283,134	$63,624
Marketable securities	572,060	112,777
Accounts receivable, net	120,435	63,613
Deferred contract acquisition costs, current	44,885	26,453
Prepaid expenses and other current assets	75,008	10,252
Total current assets	1,095,522	276,719
Deferred contract acquisition costs, noncurrent	46,245	29,063
Property and equipment, net	57,138	37,275
Operating lease right-of-use assets	68,608	—
Other assets, noncurrent	22,332	11,508
Total assets	$1,289,845	$354,565
Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,596	$4,963
Accrued expenses and other current liabilities	122,692	32,256
Deferred revenue, current	209,542	115,122
Total current liabilities	333,830	152,341
Deferred revenue, noncurrent	20,994	10,651
Operating lease liabilities, noncurrent	64,792	—
Other liabilities, noncurrent	36,286	39,460
Total liabilities	455,902	202,452

Convertible preferred stock	—	159,552

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	277	89
Additional paid-in capital	832,705	17,760
Accumulated other comprehensive income (loss)	809	(135)
Retained earnings (accumulated deficit)	152	(25,153)
Total stockholders’ equity (deficit)	833,943	(7,439)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$1,289,845	$354,565

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was $12.5 million and $7.2 million as of January 31, 2020 and January 31, 2019, respectively.

Zoom Video Communications, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenue	$188,251	$105,800	$622,658	$330,517
Cost of revenue	32,547	19,525	115,396	61,001
Gross profit	155,704	86,275	507,262	269,516
Operating expenses:
Research and development	20,669	10,808	67,079	33,014
Sales and marketing	100,905	55,052	340,646	185,821
General and administrative	23,577	14,923	86,841	44,514
Total operating expenses	145,151	80,783	494,566	263,349
Income from operations	10,553	5,492	12,696	6,167
Interest income and other, net	3,992	592	13,666	2,182
Net income before income taxes	14,545	6,084	26,362	8,349
(Benefit) provision for income taxes	(794)	387	1,057	765
Net income	15,339	5,697	25,305	7,584
Undistributed earnings attributable to participating securities	(26)	(4,501)	(3,555)	(7,584)
Net income attributable to common stockholders	$15,313	$1,196	$21,750	$—

Net income per share attributable to common stockholders:
Basic	$0.06	$0.01	$0.09	$0.00
Diluted	$0.05	$0.01	$0.09	$0.00
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	276,719,764	88,232,692	233,641,336	84,483,094
Diluted	292,789,235	116,734,684	254,298,014	116,005,681

Zoom Video Communications, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$15,339	$5,697	$25,305	$7,584
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	26,577	4,314	73,109	8,941
Amortization of deferred contract acquisition costs	11,162	6,477	37,101	20,839
Depreciation and amortization	4,860	2,549	16,449	7,008
Non-cash operating lease cost	2,045	—	6,885	—
Provision for accounts receivable allowances	2,394	460	6,370	1,953
Other	509	20	(1,068)	37
Changes in operating assets and liabilities:
Accounts receivable	(27,829)	(13,265)	(64,715)	(41,040)
Prepaid expenses and other assets	(2,366)	(1,521)	(24,805)	(7,971)
Deferred contract acquisition costs	(21,890)	(12,894)	(72,714)	(45,769)
Accounts payable	(912)	463	(2,030)	832
Accrued expenses and other liabilities	(2,306)	4,763	51,179	27,407
Deferred revenue	29,707	18,928	106,286	71,511
Operating lease liabilities, net	(736)	—	(5,460)	—
Net cash provided by operating activities	36,554	15,991	151,892	51,332
Cash flows from investing activities:
Purchases of marketable securities	(171,121)	(28,857)	(800,228)	(78,016)
Maturities of marketable securities	179,414	25,200	343,554	68,747
Purchases of property and equipment	(9,952)	(10,311)	(38,084)	(28,432)
Purchase of equity investment	—	—	(3,000)	—
Loans to employees	(1,569)	—	(1,569)	—
Purchases of intangible assets	(141)	(2,018)	(141)	(2,018)
Net cash used in investing activities	(3,369)	(15,986)	(499,468)	(39,719)
Cash flows from financing activities:
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions and other offering costs	—	(939)	542,492	(939)
Proceeds from international employee stock sales to be remitted to employees and tax authorities	—	—	48,547	—
Proceeds from issuance of common stock for employee stock purchase plan	15,482	—	15,482	—
Proceeds from exercise of stock options, net of repurchases	3,585	851	9,169	3,565
Proceeds from issuance of convertible promissory notes and derivatives	—	—	—	15,000
Principal payments on capital lease obligations	—	—	—	(92)
Net cash provided by (used in) financing activities	19,067	(88)	615,690	17,534
Net increase (decrease) in cash, cash equivalents, and restricted cash	52,252	(83)	268,114	29,147
Cash, cash equivalents, and restricted cash—beginning of period	281,830	66,051	65,968	36,821
Cash, cash equivalents, and restricted cash—end of period	$334,082	$65,968	$334,082	$65,968

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
GAAP income from operations	$10,553	$5,492	$12,696	$6,167
Add:
Stock-based compensation expense and related payroll taxes	27,892	4,314	75,971	8,941
Non-GAAP income from operations	$38,445	$9,806	$88,667	$15,108

GAAP net income attributable to common stockholders	$15,313	$1,196	$21,750	$—
Add:
Stock-based compensation expense and related payroll taxes	27,892	4,314	75,971	8,941
Undistributed earnings attributable to participating securities	26	4,501	3,555	7,584
Non-GAAP net income	$43,231	$10,011	$101,276	$16,525

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.06	$0.01	$0.09	$0.00
GAAP net income per share - diluted	$0.05	$0.01	$0.09	$0.00
Non-GAAP net income per share - basic	$0.16	$0.04	$0.37	$0.07
Non-GAAP net income per share - diluted	$0.15	$0.04	$0.35	$0.06

GAAP weighted-average shares used to compute net income per share - basic	276,719,764	88,232,692	233,641,336	84,483,094
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	152,665,804	37,484,508	152,665,804
Non-GAAP weighted-average shares used to compute net income per share - basic	276,719,764	240,898,496	271,125,844	237,148,898

GAAP weighted-average shares used to compute net income per share - diluted	292,789,235	116,734,684	254,298,014	116,005,681
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	152,665,804	37,484,508	152,665,804
Non-GAAP weighted-average shares used to compute net income per share - diluted	292,789,235	269,400,488	291,782,522	268,671,485

Net cash provided by operating activities	$36,554	$15,991	$151,892	$51,332
Less:
Purchases of property and equipment	(9,952)	(10,311)	(38,084)	(28,432)
Free cash flow (non-GAAP)	$26,602	$5,680	$113,808	$22,900
Net cash used in investing activities	$(3,369)	$(15,986)	$(499,468)	$(39,719)
Net cash provided by (used in) financing activities	$19,067	$(88)	$615,690	$17,534